Exhibit 3.53

FILED In the Office of the Secretary of State of Texas JUN 04 2002 Corporations Section

STATE OF TEXAS
CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned General Partner, desiring to form a limited partnership under the provisions of the Texas Revised Limited Partnership Act, certifies as follows:

1.             The name of the partnership is KIMBALL HILL HOMES HOUSTON, L.L.P.

2.             The address of the partnership’s registered office is 350 North St. Paul Street Dallas, Texas 75201. The name of the partnership’s registered agent for service of process is CT Corporation System. The address of the agent is 350 North St. Paul Street, Dallas, Texas 75201.

3.             The address of the principal office where records are required to be kept or made available is 8584 Katy Freeway, Suite 200, Houston, Texas 77024.

4.             The name, mailing address, and street address of the business or residence of its general partner is as follows:

Name	Mailing Address	Street Address of Business or Residence

Kimball Hill Homes Houston Operations, L.L.C.	8584 Katy Freeway, Suite 200 Houston, Texas 77024	8584 Katy Freeway Suite 200 Houston, Texas 77024

5.             This Certificate of Limited Partnership shall be effective as of the date of its filing with the Secretary of State.

DATED: May , 2002

KIMBALL HILL HOMES HOUSTON, L.L.C., a Texas limited liability company
	By:	/s/ David K. Hill
David K. Hill, its Manager

FILED In the Office of the Secretary of State of Texas JUL 24 2002 Corporations Section

CERTIFICATE OF CORRECTION OF
APPLICATION FOR REGISTRATION OF LIMITED
PARTNERSHIP OF KIMBALL HILL HOMES HOUSTON, L.L.P.

This undersigned, General Partners of the registered limited partnership named Kimball Hill Homes Houston, L.L.P., amend the Application for Registration of the Limited Partnership of Kimball Hill Homes Houston, L.L.P., filed June 4, 2002 in the Office of the Secretary of State of Texas, as follows:

The name of the partnership is changed to Kimball Hill Homes Houston, L.P.

We affirm, under penalty of perjury, that this Correction of Registration is executed on the 22nd day of July, 2002 and, to the best of our knowledge and belief, the facts stated in this Certificate are true.

KIMBALL HILL HOMES HOUSTON, L.P. By its General Partner, Kimball Hill Homes Houston Operations, L.L.C., a Texas limited liability company

By:	/s/ David K. Hill
David K. Hill, its Manager